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                                                        Exhibit 10.3





April 8, 2002



Ms. Elizabeth R. Culligan
17 Worthington Avenue
Spring Lake, NJ  07762

Re: Amendment to Employment Agreement of Elizabeth Culligan

Dear Beth:

         As discussed, effective February 24, 2002 (the "Effective Date"), The Great Atlantic & Pacific Tea Company, Inc. (the "Company") has promoted you from Executive Vice President and Chief Operating Officer of the Company to President and Chief Operating Officer of the Company (the "Promotion"). Additionally, as of the Effective Date, you will have a base salary of $575,000 (Five Hundred Seventy Five Thousand Dollars) and will report directly to, and comply with all reasonable instructions of, the Chairman and Chief Executive Officer of the Company.

         In conjunction with the Promotion, as of the Effective Date, the Employment Agreement, made and entered into as of the 8th date of January 2001, by and between the Company and Elizabeth R. Culligan (the "Agreement"), shall be deemed amended as follows:

(1) All references to Executive Vice President and Chief Operating Officer shall be changed to President and Chief Operating Officer; and

(2) The base salary of $500,000 indicated in Section 3.1 shall be increased to $575,000 (Five Hundred Seventy Five Thousand Dollars).

Except as indicated above, the Agreement, its terms and conditions shall remain in full force and effect.

If the terms outlined above, and the changes to your Agreement are acceptable, please sign below, and return an original executed copy of this letter agreement. Upon execution of this letter agreement, the Agreement shall be deemed amended in accordance with Section 28 thereof.

                               Sincerely,

                               The Great Atlantic & Pacific Tea Company, Inc.



                               By:  /s/Christian W.E. Haub
                                    ----------------------


Agreed to and accepted this 8th day
of April, 2002

/s/ Elizabeth R. Culligan
-----------------------------------
Elizabeth R. Culligan